Exhibit 99.1

Patheon Completes Acquisition of Banner Pharmacaps

TORONTO – December 14, 2012 – Patheon Inc. (TSX: PTI), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, today announced that it has completed its acquisition of Banner Pharmacaps (“Banner”), a specialty pharmaceutical business dedicated to the research, development and manufacturing of unique gelatin-based dosage forms.

Banner is the world’s second largest pharmaceutical business focused on delivering proprietary softgel formulations. The company has four manufacturing facilities, significant proprietary technologies and products, and leading positions in some of the industry’s fastest-growing product categories. Banner is headquartered in High Point, N.C., with additional research labs and manufacturing facilities in the Netherlands, Canada and Mexico.

The acquisition was structured as a purchase of all of the shares of the entities through which Banner conducts its operations for a purchase price of approximately U.S. $255 million, subject to adjustment for working capital and pay-off amounts for existing debt and transaction expenses. In connection with the closing of the acquisition, Patheon completed its previously announced refinancing, pursuant to which it entered into U.S. $660 million senior secured facilities, comprised of a U.S. $575 million term loan facility and a U.S. $85 million revolving facility. Patheon has used or expects to use the new facilities to finance the purchase of Banner, repurchase its existing senior secured notes, repay any borrowings outstanding under its existing revolving credit facility, pay fees and expenses associated with the transactions and for general corporate purposes.

About Patheon Inc.

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Patheon’s services range from preclinical development through commercial manufacturing of a full array of solid and sterile dosage forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of nine manufacturing facilities and nine development centers across North America and Europe, enables customer products to be launched with confidence anywhere in the world. For more information visit www.Patheon.com.

About Banner Pharmacaps

Banner Pharmacaps is a specialty pharmaceutical company dedicated to the research, development, manufacturing and commercialization of unique gelatin-based dosage forms. Banner has developed several patent-pending drug delivery platforms, including those that enhance and control the absorption of poorly soluble active pharmaceutical ingredients. Banner focuses on improving the formulation of existing therapeutic compounds to provide increased efficacy and improved patient compliance and safety through innovative gelatin and polymer-based technologies. With approximately 1,200 employees, Banner is headquartered in High Point, North Carolina, with additional research labs and manufacturing facilities in the Netherlands, Canada and Mexico. For more information, please visit the company’s website at: www.banpharm.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect the Company’s expectations regarding its business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements. The Company’s current material assumptions include assumptions related to its future financial performance, capital needs and costs associated with its acquisition and related financing of Banner. For additional information regarding risks and uncertainties that could affect the Company’s business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are provided to help stakeholders understand the Company’s expectations and plans as of the date of this release and may not be suitable for other purposes. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

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SOURCE Patheon Inc.

Contact:

Jennifer Almond

Senior Communications Specialist

919 226 3200

investorrelations@patheon.com (Investor inquiries)

media@patheon.com (Media inquiries)